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Exhibit 23.2

CONSENT OF FORREST A. GARB & ASSOCIATES, INC.
INDEPENDENT PETROLEUM ENGINEERS

        We consent to the reference to our firm under the caption "experts" in the Registration Statement and related Prospectus of Cano Petroleum, Inc. for the registration of up to 20,428,516 shares of its common stock and to the inclusion in the Registration Statement and related Prospectus of our estimates of reserves at July 1, 2006.

By:	/s/ MARK A. MURRAY FORREST A. GARB & ASSOCIATES, INC.

Dallas, Texas
April 9, 2007

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  Exhibit 23.2
CONSENT OF FORREST A. GARB & ASSOCIATES, INC. INDEPENDENT PETROLEUM ENGINEERS